UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): November 23, 2009

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2009 we entered into an Agency Agreement with Innovative Composites, Inc.(ICI). The basic terms and conditions proposed by MGOA into the agreement will include, but not be limited to, the following:

Highlights of the Agreement include, but are not limited to, the following:

1. ICI will provide Megola with purchase orders and/or contracts for Hartindo products sales of not less than 200,000 gallons or USD $2 Million on annual basis in the first 18 months. ICI will also increase the total orders of Hartindo products by no less than 15% annually thereafter for a period of 5 years. Failure to achieve these "milestones" will be cause for termination of this Agreement at Megola's discretion.

2. ICI will become an Agent for commercialization of the Hartindo anti-fire product line on behalf of MEGOLA and will manage the entire commercialization process inclusive of representative management, compensation, training, etc. including:

a. Develop and provide marketing materials and strategies on an industry by industry basis

b. Provide dedicated customer service representatives

c. Provide engineering support for product development and testing

d. Utilize a structured program management process from product inception through production release

3. ICI will provide Megola with a $100,000 (CAD) deposit upon execution of this Agreement which will be used to secure Hartindo product. Initial sales will be paid for from the $100,000 deposit until the deposit amount has been fully utilized. All sales subsequent to this will require a deposit equal to cost price at the time of order or such commercial terms as agreed to in writing by both parties.

4. ICI will purchase AF21 product from Megola under a profit sharing arrangement.

5. ICI will invoice customers for the Hartindo products and pay sales commissions. MEGOLA will have 24 hour online access to CRM software for financial review and information purposes.

6. Testing and Certification Costs will be paid for by ICI. Megola will provide ICI with a credit representative of 50% of Testing and Certification costs required for each customer at the time of the initial order.

7. All technical knowledge, testing results and certifications will become the joint property of ICI and Megola for the advancement of the commercialization of the Hartindo line of products. Transfer or disclosure of any of the knowledge or certifications obtained to any third party requires the written consent of both Megola and ICI.

8. Hartindo product samples for testing purposes will be provided to ICI or their prospective customers on a sample cost plus shipping basis.

9. Hartindo Marketing and Promotional Materials will be developed and paid for by ICI.

10. ICI acknowledges that MEGOLA has entered into Agreements and Discussions with various Customers and Sales, Marketing and Distribution groups prior to entering into this Agreement and those entities shall be exempt from this agreement.

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 8.01 OTHER EVENTS

Press Release attached as Exhibit 99

ITEM 9.01 EXHIBITS

10.0 Agency Agreement with Innovative Composites Inc.

99 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc.
(Registrant)

Dated: November 23, 2009	By:	/s/ Joel Gardner
Joel Gardner, President